Exhibit 99.1

OptimizeRx Reports First Quarter 2017 Results

Q1 2017 Net Revenue up 22% to $2.2 Million

Rochester, MI (May 3, 2017) OptimizeRx Corp. (OTCQB: OPRX), the leading aggregator of pharmaceutical-sponsored services in electronic health record (EHR) platforms, reported results for the first quarter ended March 31, 2017. All quarterly comparisons are to the same year-ago quarter.

Q1 2017 Highlights

●	Net revenue was up 22% to $2.2 million, driven by clinical and brand messaging growth from new and returning clients.

●	EHR network of channel partners by 20%, which included the launch of the company’s financial messaging capability within the Allscripts Touchworks network, as well as with other new EHRs, like EyeCare Leaders.

●	Launched new brand messaging capability as a complement to existing financial messaging system, creating opportunity to access additional budget per brand. Coupled with the company’s exclusive relationship with Allscripts, this is expected to enhance brand revenue through 2017 and beyond.

●	WPP, the largest marketing services company in the world, continued to integrate its pharmaceutical clients with OptimizeRx, resulting in a significant increase in activity in Q1 2017 related to more than 20 brands. The strategic relationship with WPP is expected to help add additional manufacturers, brands and products to the OptimizeRx platform in 2017.

●	Added a fifth sales executive in Q1 to accelerate revenue growth, brand expansion and new product sales. Also, promoted Ed Berger to senior vice president of marketing, who will focus on increasing awareness of the company’s unique value proposition for network partners and clients.

Q1 2017 Financial Summary

Net revenue in the first quarter of 2017 increased 22% to $2.2 million from $1.8 million in the same year-ago quarter. The increase was due to both increased distribution of pharmaceutical brands and expanded distribution channels.

Operating expenses in the first quarter of 2017 were $1.7 million, up from $1.2 million in the first quarter of 2016. The increase was primarily due to additional expenses related to growth initiatives, including investments in the company’s executive and sales team, as well as related marketing and travel. Since the beginning of the first quarter of 2016, the company has made several key appointments, including chief executive officer, senior vice president of strategy, vice president of information technology, two vice presidents of sales, and director of sales.

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Net loss for the first quarter of 2017 was $883,000 or $(0.03) per share, as compared to a net loss of $352,000 or $(0.01) per share in the first quarter of 2016. This difference was mainly attributable to the increase in operating expenses which is funding the company’s growth initiatives.

Cash and cash equivalents totaled $6.7 million at March 31, 2017, as compared to $7.0 million at December 31, 2016. The company continued to operate debt-free.

Management Commentary

“In Q1, our strong platform revenue was driven by growth in clinical and brand messaging products,” said OptimizeRx CEO, William Febbo. “Revenue related to our new brand messaging system has had a higher associated cost as communicated in our last call. However, we expect our margins to improve throughout the year by continuing to build out brand messaging and brand support. We also plan to implement new channels with lower percentages of revenue share expense and update our existing agreements to share third-party costs, with a goal of decreasing our overall percentage of revenue share expense by at least 10% from that achieved in Q1.

“During the quarter, we partnered with SingleCare to bring their prescription savings program to our EHR network. This relationship also allows us to increase prescription price transparency to patients with industry leading pricing tools and grow our core product of financial assistance. We also recently partnered with PARx Solutions to introduce their prior authorization services to our channel partners, as well as to distribute our core product of financial messages through their platform.

“In addition to enhancing our product offerings and expanding our partnerships, we have also been strengthening our internal teams to enhance our capability and expertise, and ultimately drive stronger revenue growth. We recently added another member to the sales team, and promoted Ed Berger to senior vice president of marketing, who will focus on further expanding awareness of our unique value proposition within the marketplace.

“We expect to have continued success with expanding our network of EHR/eRx channel partners. For the remainder of 2017, we are planning to expand our reach to physicians, pharmacies and patients. We also expect utilization by our existing partners to increase, as they improve their e-prescribe workflow and reach into the smaller EHRs. With the growth of both our pharmaceutical products and our distribution network, we anticipate that our financial, brand and clinical messaging will show strong growth throughout 2017.”

Conference Call

OptimizeRx management will host a conference call today to discuss the first quarter of 2017, followed by a question and answer period.

Date: Wednesday, May 3, 2017

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-888-280-4443

International dial-in number: 1-719-325-2170

Conference ID: 2887343

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Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through May 24, 2017, as well as available for replay via the Investors section of the OptimizeRx website at www.optimizerxcorp.com.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 2887343

About OptimizeRx Corp

Based in Rochester, Michigan, OptimizeRx Corporation is a health technology software company that is revolutionizing the point of care experience through technology to improve clinical decisions and outcomes. OptimizeRx’s unique consumer and physician platforms help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand awareness, access and adherence to their medications.

The OptimizeRx core product replaces drug samples with electronic trial vouchers and copay coupon savings that are electronically added to an e-Prescription and sent electronically to the pharmacy and is integrated within leading electronic health record (EHR) platforms in the country, including Allscripts, DrFirst, NewCrop, Quest Diagnostics, Practice Fusion and other EHRs to reach over 500,000 healthcare providers. In turn, OptimizeRx promotes patient savings and support from the world’s largest pharmaceutical companies, including Pfizer, Lilly, Novartis, AstraZeneca, and many others. For more information, visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

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 OPTIMIZERX CORPORATION

 CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

AS OF MARCH 31, 2017 AND DECEMBER 31, 2016

	March 31, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$6,721,265	$7,034,647
Accounts receivable	2,807,322	3,060,396
Prepaid expenses	62,081	80,820
Total Current Assets	9,590,668	10,175,863

Property and equipment, net	182,295	173,649

Other Assets
Patent rights, net	755,422	772,394
Web development costs, net	391,803	351,804
Security deposit	5,049	5,049
Total Other Assets	1,152,274	1,129,247
TOTAL ASSETS	$10,925,237	$11,478,759

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable - trade	$530,442	$369,214
Accrued expenses	57,293	288,268
Revenue share payable	1,948,787	2,622,517
Deferred revenue	1,329,774	386,581
Total Liabilities	3,866,296	3,666,580

Stockholders' Equity
Common stock, $.001 par value, 500,000,000 shares authorized, 29,737,617 and 29,718,867 shares issued and outstanding, respectively	29,738	29,719
Preferred stock, $.001 par value, 10,000,000 shares authorized, 0 and 65 shares issued and outstanding, respectively	-	-
Stock warrants	2,294,416	2,294,416
Additional paid-in-capital	33,876,562	33,747,137
Accumulated deficit	(29,141,775)	(28,259,093)
Total Stockholders' Equity	7,058,941	7,812,179
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,925,237	$11,478,759

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OPTIMIZERX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

	For the Three Months Ended
	March 31
	2017	2016

NET REVENUE	$2,152,073	$1,759,528

COST OF SALES	1,381,733	892,793

GROSS MARGIN	770,340	866,735

OPERATING EXPENSES	1,660,778	1,228,564

LOSS FROM OPERATIONS	(890,438)	(361,829)

OTHER INCOME (EXPENSE)
Interest income	7,756	10,076
Interest Expense	-	(163)

TOTAL OTHER INCOME (EXPENSE)	7,756	9,913

LOSS BEFORE PROVISION FOR INCOME TAXES	(882,682)	(351,916)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(882,682)	$(351,916)

WEIGHTED AVERAGE SHARES OUTSTANDING

BASIC AND DILUTED	29,718,867	29,030,925

NET LOSS PER SHARE

BASIC AND DILUTED	$(0.03)	$(0.01)

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OptimizeRx Contact:

Doug Baker, CFO

dbaker@optimizerx.com

Tel (248) 651-6568 x807

Investor Relations Contact:

Ron Both

CMA

oprx@cma.team

Tel (949) 432-7557

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